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EXHIBIT 4.2

                       THE BANK OF NEW YORK COMPANY, INC.

                         Officers' Certificate Pursuant

                                       to

                      Sections 201 and 301 of the Indenture

         Pursuant to resolutions of the Board of Directors, dated April 11, 2000 (the "Resolutions"), of The Bank of New York Company, Inc. (the "Company"), and an Action, dated March 15, 2002 (the "Action"), of an Authorized Officer (as defined in the Resolutions) of the Company pursuant to the Resolutions and Sections 201 and 301 of the Indenture, dated as of October 1, 1993 (the "Indenture"), between the Company and J.P. Morgan Trust Company, National Association, as Trustee (the "Trustee"), the undersigned certify that the terms of a series of Securities established pursuant to the Resolutions, the Action and Section 301 of the Indenture shall be as follows (capitalized terms not defined herein shall have the meanings assigned to them in the Indenture:

         (1) The title of the Securities of such series is "6.375% Senior Subordinated Notes due 2012" (the "Notes").

         (2) The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture shall be $300,000,000, subject to being increased in the future on the same terms and conditions and with the same CUSIP number(s), as permitted under Section 301 of the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303, are deemed never to have been delivered thereunder).

         (3) Each Note shall mature, and the principal amount thereof shall be payable, on April 1, 2012.

         (4) The rate at which each Note shall bear interest shall be 6.375% per annum. Each Note shall bear interest from March 26, 2002 or from the last date to which payment of interest has been made or duly provided for. Interest on the Notes shall be payable semi-annually on April 1 and October 1 of each year (each an

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"Interest Payment Date"), commencing October 1, 2002. Interest shall be payable to the person in whose name a Note (or any Predecessor Security) is registered at the close of business on the fifteenth calendar day (each a "Regular Record Date") next preceding each Interest Payment Date.

         (5)    The Notes may not be redeemed by the Company prior to Maturity.

         (6)    The Notes will not have the benefit of any sinking fund.

         (7) The Notes will be subject to Sections 1402 and 1403 of the Indenture.

         (8) The Notes shall be issued initially in the form of one or more permanent Global Notes (collectively, the "Global Note") and the Depositary for such Global Note shall initially be The Depository Trust Company (the "Depositary").

         Except as otherwise set forth herein, in the Indenture or in the Global Note, owners of beneficial interests in the Notes evidenced by the Global Note will not be entitled to any rights under the Indenture with respect to the Global Note, and the Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of the Global Note for all purposes whatsoever.

         The Depositary shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended. Initially, the Global Note shall be held by the Paying Agent as custodian for the Depositary and registered in the name of Cede & Co., as the nominee of the Depositary.

         (9) The Company's obligations under the Notes shall rank pari passu in right of payment with other Senior Subordinated Debt Securities and with the Existing Subordinated Indebtedness, subject to the obligations of the Holder of Notes to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the Indenture.

         (10) The Notes will be substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by an Authorized Officer.

         IN WITNESS WHEREOF, the undersigned, hereto duly authorized, have duly signed, and delivered or caused to be delivered to the Trustee under the Indenture, this Officers' Certificate.

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Dated:  March 26, 2002


    /s/ Thomas J. Mastro
By:----------------------------
   Thomas J. Mastro
   Comptroller


    /s/ J. Michael Shepherd
By:----------------------------
   J. Michael Shepherd
   Executive Vice President,
   General Counsel and Secretary

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